UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2008
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685 (Commission File Number)	37-1434895 (IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Letter Agreement
2008 Management Incentive Plan

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Dennis Johnson
     On February 12, 2008, Dennis R. Johnson, our Executive Vice President, announced his intention to resign from Compellent Technologies, Inc. as of June 30, 2008. In connection with Mr. Johnson’s resignation, we and Mr. Johnson entered into a Letter Agreement with Mr. Johnson, dated February 19, 2008, pursuant to which Mr. Johnson agreed to terminate the severance provisions of his Executive Employment Agreement with us, dated August 16, 2007. Mr. Johnson’s Executive Employment Agreement is filed as Exhibit 10.12 to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 2, 2007. The foregoing description of the Letter Agreement with Mr. Johnson is subject to, and qualified in its entirety by, the Letter Agreement, which is attached hereto as Exhibit 10.17. Mr. Brian Bell, our Vice President, Sales, will head worldwide sales for the organization.
Cash Payments under the 2007 Management Incentive Plan, Grant of Stock Options, 2008 Annual Base Salaries and the 2008 Management Incentive Plan
     On February 12, 2008, the Compensation Committee of our Board of Directors approved the following compensation for our named executive officers:
•	2007 cash incentive payments under our 2007 Management Incentive Plan;

•	stock options under our 2007 Equity Incentive Plan;

•	2008 annual base salaries, effective as of January 1, 2008; and

•	the 2008 Management Incentive Plan, or the 2008 MIP, and 2008 target cash bonus compensation under the 2008 MIP.
The following table sets forth the applicable 2007 cash incentive payments, stock options and 2008 annual base salaries and target cash incentive compensation for our named executive officers:

	2007 Cash	Stock Option		2008 Target Cash
	Incentive	Number of Shares	2008 Annual Base	Incentive
Name	Payment ($)	(#)(1)	Salary ($)	Compensation ($)
Philip E. Soran	$135,000	144,624	$320,000	$200,000
Chairman, President and Chief Executive Officer
John P. Guider	85,000	81,953	275,000	135,000
Chief Operating Officer
Lawrence E. Aszmann	52,500	69,901	230,000	73,000
Chief Technology Officer
John R. Judd	65,000	78,338	225,000	90,000
Chief Financial Officer
Dennis R. Johnson	105,000	6,749	205,000 (2)	110,000
Executive Vice President

(1)	Represents a stock option under our 2007 Equity Incentive Plan. Each option vests on a monthly basis over a period of four years beginning on February 19, 2008 other than the option issued to Mr. Johnson. Mr. Johnson’s option vests on a monthly basis over a period of six months beginning on February 19, 2008. The exercise price of each stock option is $8.64 per share, the closing price of our common stock as reported on NYSE Arca on February 19, 2008. Each option has a seven year term.

(2)	Mr. Johnson’s annualized salary is effective through March 31, 2008. Effective as of April 1, 2008, Mr. Johnson’s salary will be reduced to $102,500 on an annualized basis through the remainder of his tenure as an employee of the Company. As reflected in the Letter Agreement, we anticipate that Mr. Johnson may serve in a consulting capacity with us after June 30, 2008.
Our 2007 Management Incentive Plan is filed as Exhibit 10.16 to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 2, 2007. Our 2007 Equity Incentive Plan and Form of Option Grant Notice and Form of Option Agreement are filed as Exhibits 10.5 and 10.6, respectively, to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 2, 2007.
The 2008 MIP sets forth the performance objectives against which our named executive officers and other members of management will be evaluated during 2008. The performance criteria for 2008 and the relative weightings for each component as a percentage of each named executive officer’s target cash incentive compensation under the 2008 MIP, other than for Mr. Johnson, is as follows:

2008 MIP Performance Criteria	Weighting
Revenue	60%
GAAP positive net income for the quarter ended December 31, 2008	20%
Individual objectives	20%
Due to Mr. Johnson’s planned retirement in 2008, Mr. Johnson’s weightings under the 2008 MIP are 68% for the revenue target and 32% for the individual objectives on a pro rata basis for performance through June 30, 2008.
Under the 2008 MIP with regard to the revenue performance criteria, or the Revenue Target, our named executive officers, other than Mr. Johnson, will be eligible to receive a portion of their cash incentive payments under the 2008 MIP attributable to the Revenue Target, or the Revenue Cash Payment, as follows:

Portion of the Revenue Cash Payment	Portion of the Revenue Target
3% of the Revenue Cash Payment for each 1% of revenue recognized	75-85% of the Revenue Target
4% of the Revenue Cash Payment for each 1% of revenue recognized	85-90% of the Revenue Target
5% of the Revenue Cash Payment for each 1% of revenue recognized	90-100% of the Revenue Target
6% of the Revenue Cash Payment for each 1% of revenue recognized	Over 100% of the Revenue Target
Mr. Johnson shall be eligible to receive his potential Revenue Cash Payment under the 2008 MIP on a commission basis, as revenue is recognized. The foregoing description of the 2008 MIP is subject to, and qualified in its entirety by, the 2008 MIP, which is attached hereto as Exhibit 10.18.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.17	Letter Agreement with Dennis R. Johnson, dated February 19, 2008

10.18	2008 Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: February 19, 2008	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.17	Letter Agreement with Dennis R. Johnson, dated February 19, 2008

10.18	2008 Management Incentive Plan